                                                                    Exhibit 99.1

Company Media/IR Contact:
DrugMax, Inc.
Eli Johnson
727.533.0431 ext. 127
ejohnson@DrugMax.com

                    DrugMax, Inc. Completes the Purchase of
                    Assets from Pharmaceutical Distributor

LARGO, Fla. - October 24, 2001 -- DrugMax, Inc. (Nasdaq: DMAX) a full-line wholesale distributor of pharmaceuticals, over-the-counter products, health and beauty aids and nutritional supplements, announced that the Company has purchased substantially all the assets of Penner & Welsch, Inc., a regional pharmaceutical distributor.

Penner & Welsch, Inc., headquartered in the greater New Orleans area, specializes in the distribution of generic pharmaceuticals throughout the Southeastern region. DrugMax will operate the new facility under the name Valley Drug Company South.

"This is a prudent asset purchase within our core business," Bill LaGamba, President and Chief Operating Officer, said. "We view this as a tremendous opportunity to expand our operational capabilities and customer base. In addition, we intend to convert this operation into a full-line wholesaler."

"Currently, our existing full-line operations are servicing the largest marketplace between New York and Chicago," LaGamba said. "With this acquisition, we are now capable of also servicing the largest markets between Atlanta and Houston. We are enthusiastic about the prospects of this new company and our increased presence throughout the Southeastern region."

"This transaction is the best of both worlds for us," Ron Patrick, Chief Financial Officer, said. "We strengthen the foundation of DrugMax without assuming any of Penner & Welsch's liabilities and besides the obvious assets, DrugMax also will benefit from the value of employees with years of experience in the industry as well as established relationships throughout the region."

About DrugMax, Inc.

DrugMax, Inc. (the "Company") is primarily a full-line, wholesale distributor of pharmaceuticals, over-the-counter products, health and beauty care products, and nutritional supplements. The Company expects that it will continue to derive a significant portion of its revenue from its traditional "brick and mortar" full-line wholesale distribution business. However, the Company is also one of the early entrants into the Internet business-to-business pharmaceutical market and one of the first business-to-business online trade exchanges for the same products. The Company utilizes its online capabilities to leverage its existing infrastructure, technology, relationships, marketing and management resources and, accordingly, believes that the combination of its traditional wholesale distribution business with both its online wholesale distribution business and its e-commerce trade exchange provides the "click and mortar" combination that allows it to aggressively market and distribute its products and services. The Company can be reached at www.drugmax.com, or 727-533-0431.
                          ---------------

Safe Harbor Provisions

     Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its directors or its officers about the Company and the industry in which it operates, and are based on assumptions made by management. Forward-looking statements include without limitation statements regarding: (a) the Company's strategies regarding growth and business expansion, including future acquisitions; (b) the Company's financing plans; (c) trends affecting the Company's financial condition or results of operations; (d) the Company's ability to continue to control costs and to meet its liquidity and other financing needs; (e) the declaration and payment of dividends; (f) the Company's use of proceeds from the currently contemplated equity offering, and (g) the Company's ability to respond to changes in customer demand and regulations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When used in this report, the words "expects," "anticipates," intends," "plans," "believes," "seeks," "estimates," and similar expressions are generally intended to identify forward-looking statements.

     Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) changes in the regulatory and general economic environment related to the health care industry; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company's revenue and/or cost and expenses, such as increased competition, lack of qualified marketing, management or other personnel, and increased labor and inventory costs; (iv) changes in technology or customer requirements, which could render the Company's technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales and (vi) the Company's customers' willingness to accept its Internet platform. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the headings "Management's Discussion and Analysis of Financial Conditions and Results of Operations," "Business" and "Risk Factors" in the Company's Form 10-KSB for the year ended March 31, 2001 and Form 10-QSB for the quarter ended June 30, 2001. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.